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                           [LETTERHEAD OF ACTUATE]

EXHIBIT 10.15

                           ACTUATE JAPAN AGREEMENT


     THIS ACTUATE JAPAN AGREEMENT ("AJ Agreement") dated as of August 15, 1998 (the "Effective Date"), is made by and between ACTUATE SOFTWARE CORPORATION, a Delaware corporation ("ASC"), with its principal place of business located at 999 Baker Way, Suite 270, San Mateo, California 94404, and ACTUATE JAPAN COMPANY, LTD., ("AJ"), a Japanese corporation with its principal offices at 2-2-8 Roppongi Minato-ku, Tokyo 106 Japan.

WHEREAS, ASC and AJ have previously entered into that certain Master License Agreement dated May 6, 1996 (the "License Agreement") and the Parties desire to amend such License Agreement;

WHEREAS, ASC desires to acquire the rights to the Japanese version of the ASC software and documentation (collectively the "Software") developed by AJ and also have AJ assign to ASC a certain trademark registered in Japan;

NOW THEREFORE, in consideration of the promises made herein, ASC and AJ agree as follows:

1. PAYMENT BY ASC TO AJ. In consideration of the obligations set forth below, ASC agrees to pay to AJ 350,000 U.S dollars on or prior to October 1, 1998.

2.  AMENDMENT OF LICENSE AGREEMENT.

        (a) As of October 1, 1998, the Parties hereby agree to amend section 7.1(2) of the License Agreement to increase the royalty paid by AJ to ASC for all Software sold by AJ from 35% to 40%.
        (b) As of October 1, 1998, the Parties agree to amend section 8.1 of the License Agreement by deleting the second sentence of section 8.1.

3. ASSIGNMENT OF TRADEMARK. The trademark, ACTUATE, is currently registered to AJ in Japan. AJ hereby assigns to ASC all right, title and interest in such trademark to ASC and AJ hereby agrees at its sole expense, to take all steps necessary to have such trademark formally registered to ASC in Japan, within 30 days of the Effective Date of this Agreement.

4. ASSIGNMENT OF LOCALIZED VERSION OF SOFTWARE. AJ has previously paid for the localization of the Software into Japanese. AJ hereby assigns to ASC all right, title and interest in the Japanese version of the Software, including all future modifications and localization work made thereto.

5. PAYMENT FOR COMPLETION OF LOCALIZATION. Notwithstanding section 4 above, AJ will be solely responsible for paying for the costs associated with the completion of the localization of the documentation to the Software.

6. PAYMENT FOR FUTURE LOCALIZATION COSTS. The Parties agree to negotiate in good faith to determine a cost sharing arrangement with respect to future localization requirements for the Software.

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                           [LETTERHEAD OF ACTUATE]

IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this AJ Agreement as of the date set forth above.



ACTUATE JAPAN COMPANY, LTD.                  ACTUATE SOFTWARE CORPORATION

By: /s/ Yoichi Kitayama                      By: /s/ Nicolas Nierenberg

Name: Yoichi Kitayama                        Name: Nicolas Nierenberg

Title: President                             Title: President

Date: 8/18/98                                Date: 8/15/98


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